                                                                [EXECUTION COPY]

================================================================================



                             INVESTMENT AGREEMENT


                                     AMONG


                            VIROPHARMA INCORPORATED



                                      AND



                   PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

                      __________________________________



                               Dated May 5, 1999
                      ----------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                        Page
1.   DEFINITIONS.......................................................................................    1

2.   CLOSING...........................................................................................    6
     2.1  Time and Place of the Closing................................................................    6
     2.2  Transactions at the Closing..................................................................    6
     2.3  Perseus-Soros Management, LLC Fee............................................................    6
     2.4  Rights Plan..................................................................................    6
     2.5  Opinion of Counsel...........................................................................    6
     2.6  Secretary's Certificate......................................................................    6
     2.7  Reservation of Stock.........................................................................    7

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................    7
     3.1   Corporate Existence and Power...............................................................    7
     3.2   Power and Authority.........................................................................    7
     3.3   Subsidiaries................................................................................    8
     3.4   Affiliate Transactions......................................................................    8
     3.5   No Contravention, Conflict, Breach, Etc.....................................................    8
     3.6   Consents....................................................................................    9
     3.7   Capitalization..............................................................................    9
     3.8   SEC Documents...............................................................................   10
     3.9   Financial Statements........................................................................   10
     3.10  No Existing Violation, Default, Etc.........................................................   11
     3.11  Licenses and Permits........................................................................   11
     3.12  Intellectual Property.......................................................................   11
     3.13  Environmental Matters.......................................................................   13
     3.14  Taxes.......................................................................................   13
     3.15  Litigation..................................................................................   14
     3.16  Labor Relations.............................................................................   14
     3.17  Employee Benefits...........................................................................   14
     3.18  Contracts...................................................................................   16
     3.19  No Material Adverse Change..................................................................   16
     3.20  Insurance...................................................................................   17
     3.21  Rights Plan.................................................................................   17
     3.22  Broker's Fees...............................................................................   17
     3.23  Investment Company..........................................................................   17
     3.24  Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities...   18

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................   18
     4.1  Existence and Power..........................................................................   18

     4.2  Power and Authority..........................................................................   18
     4.3  No Contravention, Conflict, Breach, Etc......................................................   18
     4.4  Consents.....................................................................................   19
     4.5  Acquisition for Own Account..................................................................   19
     4.6  Hart-Scott-Rodino............................................................................   19

5.   CERTAIN COVENANTS AND AGREEMENTS..................................................................   20
     5.1   Publicity...................................................................................   20
     5.2   Use of Proceeds.............................................................................   20
     5.3   Board of Directors..........................................................................   20
     5.4   Purchaser Rights............................................................................   21
     5.5   SEC Filings.................................................................................   22
     5.6   Restrictions on Transfer; Legends...........................................................   22
     5.7   Preemptive Rights...........................................................................   23
     5.8   Tax.........................................................................................   23
     5.9   Board of Directors..........................................................................   24
     5.10  Indemnification Agreement...................................................................   24

6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................   24

7.   INDEMNIFICATION...................................................................................   24

8.   REGISTRATION RIGHTS...............................................................................   25
     8.1  Securities Subject to this Agreement.........................................................   25
     8.2  Demand Registration..........................................................................   25
     8.3  Holdback Agreements..........................................................................   29
     8.4  Registration Procedures......................................................................   29
     8.5  Registration Expenses........................................................................   33
     8.6  Indemnification; Contribution................................................................   34
     8.7  Rule 144.....................................................................................   36

9.   MISCELLANEOUS.....................................................................................   37
     9.1   Performance; Waiver.........................................................................   37
     9.2   Binding Effect; Successors and Assigns......................................................   37
     9.3   Notices.....................................................................................   37
     9.4   Severability................................................................................   39
     9.5   Headings; Interpretation....................................................................   39
     9.6   Entire Agreement............................................................................   40
     9.7   No Third Party Rights.......................................................................   40
     9.8   Remedies for Breach.........................................................................   40
     9.9   Counterparts................................................................................   40
     9.10  Governing Law...............................................................................   40

                             INVESTMENT AGREEMENT


          INVESTMENT AGREEMENT ("Agreement"), dated as of May 5, 1999, by and
                                 ---------
among ViroPharma Incorporated, a Delaware corporation (the "Company"), and
                                                            -------
Perseus-Soros BioPharmaceutical Fund, LP, a Delaware limited partnership (the

"Purchaser").
----------

          WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) shares (the "Shares") of the
                                                                 ------
Company's Series A Convertible Participating Preferred Stock, par value $.001 per share, having the terms and conditions set forth in a Certificate of Designation substantially in the form attached hereto as Exhibit A (the "Preferred Stock"), and (ii) warrants to purchase shares of Common Stock (the
----------------
"Warrants") having the terms and conditions set forth in the form of Warrant
---------
certificate attached hereto as Exhibit B, in each case, upon the terms and subject to the conditions set forth herein and therein. The Warrants, together with the shares of Preferred Stock, are referred to herein as the "Securities."
                                                                   ----------

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Company and the Purchaser agree as follows:

          1.   DEFINITIONS.

          The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:

          "1998 Form 10-K" has the meaning set forth in Section 3.1(a).
           --------------

          "Act" means the Securities Act of 1933, as amended, or any superseding
           ---
Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

          An "Affiliate" of, or a person "affiliated" with, a specified Person,
              ---------                   ----------
means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled
                      -------                        -----------    ----------
by" and "under common control with") means the possession, direct or indirect,
--       -------------------------
of the power to direct or cause the direction of the management, policies or investment decisions of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Annual Reports" means the Company's Annual Reports on Form 10-K for
           --------------
the years ended December 31, 1998 and 1997, each as filed with the SEC (including, in each case, all amendments thereto filed with the SEC prior to the date of this Agreement, all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any amendments thereto made subsequent to the date hereof).

          "Benefit Plans" has the meaning set forth in Section 3.17.
           -------------

          "Board of Directors" means the Board of Directors of the Company, as
           ------------------
constituted from time to time.

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banking institutions are not required to be open in New York City.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock.

          "Certificate of Designation" means the Certificate of the Powers
           --------------------------
Designations, Preferences and Rights of the Preferred Stock substantially in the form of Exhibit A hereto.

          "Certificate of Incorporation" means the Second Amended and Restated
           ----------------------------
Certificate of Incorporation of the Company, as amended through the date hereof.

          "Closing" has the meaning set forth in Section 2.1.
           -------

          "Closing Date" has the meaning set forth in Section 2.1.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" means a share of the Company's Common Stock, par value
           ------------
$.002 per share.

          "Company" has the meaning set forth in the preamble to this Agreement.
           -------

          "Encumbrance" means any mortgage, pledge, lien, security interest,
           -----------
restriction upon voting or transfer, claim or other encumbrance of any kind.

          "Environmental Laws" means all Federal, state, local and foreign laws,
           ------------------
principles of common law, regulations, codes and ordinances, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or health and safety, as in effect at the time.

          "ERISA" has the meaning set forth in Section 3.17.
           -----

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding Federal statute.

          "FDA" means the United States Food and Drug Administration.
           ---

          "General Partner" means Perseus-Soros Partners, LLC, a Delaware
           ---------------
limited liability company, the sole general partner of the Purchaser.

          "Governmental Authority" means the government of any nation or state,
           ----------------------
or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Intellectual Property" has the meaning set forth in Section 3.12.
           ---------------------

          "Knowledge of the Company" means the actual knowledge of the executive
           ------------------------
officers of the Company without investigation.

          "Law" means any law, treaty, rule or regulation of a Governmental
           ---
Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental Authority as in effect on the date hereof.

          "License Agreement" means the agreement by and between Sanofi, a
           -----------------
corporation organized and existing under the laws of France ("Sanofi"), and the
                                                              ------
Company, dated as of December 22, 1995, and all amendments thereto.

          "Licenses" means any certificates, permits, licenses, franchises,
           --------
consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

          "Losses" has the meaning set forth in Section 7.
           ------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
assets, results of operations, business, prospects or condition (financial or otherwise) of the Company.

          "Options" has the meaning set forth in Section 3.7.
           -------

          "Person" means any individual, firm, corporation, partnership, limited
           ------
liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" has the meaning set forth in the first recital of
           ---------------
this Agreement.

          "Purchaser" has the meaning set forth in the preamble to this
           ---------
Agreement.

          "Purchaser Director" means the person serving as a member of the Board
           ------------------
of Directors who has been designated by the Company in accordance with Section 5.3.

          "Quarterly Reports" means the Company's Quarterly Reports on Form 10-Q
           -----------------
for the quarters ended September 30, 1998, June 30, 1998 and March 31, 1998, each as filed with the SEC.

          "Registrable Securities" means the shares of Common Stock issued or
           ----------------------
issuable upon conversion or exercise of the Securities.

          "Related Directors" means those members of the Board of Directors who
           -----------------
are either employees of the Company or are associated with investors in the Company.

          "Representatives" means the officers and directors of the General
           ---------------
Partner and the employees, counsel, accountants and other authorized representatives of the Purchaser, the General Partner or any Affiliates of either person.

          "Research Agreement" means the agreement by and between Boehringer
           ------------------
Ingelheim Pharmaceuticals, Inc., a Delaware corporation ("BI"), and the Company,
                                                          --
dated as of July 23, 1996, and all amendments thereto.

          "Restricted Securities" means the Securities or shares of capital
           ---------------------
stock issued or issuable upon conversion or exercise of the Securities.

          "Rights" means any rights, title, interest or benefit of whatever kind
           ------
and nature.

          "Rights Plan" means the Stockholders' Rights Plan, dated as of
           -----------
September 10, 1998, by and among the Company and StockTrans, Inc., as Rights Agent, as amended on May 5, 1999.

          "SEC" means the Securities and Exchange Commission.
           ---

          "SEC Documents" means the Annual Reports, the Quarterly Reports and
           -------------
all other documents filed by the Company with the SEC thereafter prior to the date hereof pursuant to Sections 13 or 15(d) of the Exchange Act (including all exhibits and schedules thereto and documents incorporated by reference therein), but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

          "Securities" has the meaning set forth in the first recital of this
           ----------
Agreement.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited or general partnership, joint venture, association, limited liability company or partnership, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which 50% or more of the equity ownership is, at the time, owned, directly or indirectly by such Person.

          "Tax" or "Taxes" has the meaning set forth in Section 3.14.
           ---      -----

          "Transaction Documents" means (i) this Agreement (including the
           ---------------------
exhibits and schedules attached hereto) and (ii) the Warrants.

          "Transfer" means any sale, assignment, transfer or disposition by gift
           --------
or otherwise, including without limitation, any distribution in liquidation or otherwise by a corporation or partnership or other Person.

          "Warrants" has the meaning set forth in the first recital of this
           --------
Agreement.

      2.  CLOSING.

          2.1  Time and Place of the Closing.  Subject to the terms and
               -----------------------------
conditions of this Agreement, the closing of the sale and purchase of the Securities contemplated hereby (the "Closing") shall take place at the offices
                                     -------
of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York time, on the date hereof. The "Closing Date" shall be the date the Closing occurs.
     ------------

          2.2  Transactions at the Closing.  At the Closing, subject to the
               ---------------------------
terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase, Preferred Stock and Warrants for an aggregate purchase price of $14,260,000 (the "Purchase Price") by wire transfer
                                              --------------
of immediately available funds to an account or accounts previously designated by the Company. At the Closing, the Company shall deliver to the Purchaser certificates representing such number of shares of Preferred Stock and Warrant certificates representing the number of Warrants as are set forth opposite the Purchaser's name on Schedule 2.2, each registered in the name of the Purchaser or its nominees, against payment by the Purchaser of the Purchase Price payable by the Purchaser in respect thereof.

          2.3  Perseus-Soros Management, LLC Fee.  At the Closing, subject to
               ---------------------------------
the terms and conditions of this Agreement, the Company shall pay to Perseus-Soros Management, LLC, a Delaware limited liability company ("Perseus-Soros
                                                              -------------
Management"), a fee in an amount equal to $499,100, by wire transfer of
----------
immediately available funds to an account or accounts designated by Perseus-Soros Management.

          2.4  Rights Plan.  Prior to, or concurrently with, the Closing, the
               -----------
Company will adopt the amendment to the Rights Plan substantially in the form attached hereto as Exhibit C.

          2.5  Opinion of Counsel.  At the Closing, the Purchaser shall
               ------------------
receive the favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, dated the Closing Date, substantially in the form of Annex A.

          2.6  Secretary's Certificate.  At the Closing, the Purchaser shall
               -----------------------
receive a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company on behalf of the Company, certifying the correctness of attached copies of the Certificate of Incorporation (including amendments thereto), the By-laws (including amendments thereto), and resolutions of the Board of Directors approving the sale of the Securities to the Purchaser and the other transactions contemplated hereby.

          2.7  Reservation of Stock. At the Closing, 3,195,000 shares of
               --------------------
Common Stock shall have been duly authorized and reserved for issuance upon conversion or exercise of the Securities, as the case may be.

    3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Purchaser that the following are true and correct as of the Closing Date:

          3.1  Corporate Existence and Power.
               -----------------------------

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company's annual report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K"). The Company is
                                           --------------
duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

               (b) True, correct and complete copies of the Certificate of Incorporation and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchaser.

          3.2  Power and Authority.  The Company has the full corporate power
               -------------------
and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company (other than the filing of the Certificate of Designation under the Delaware General Corporation Law) is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. The Board of Directors has duly adopted the Certificate of Designation. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3.3  Subsidiaries.  The Company has no Subsidiaries and does not
               ------------
otherwise own or control, directly or indirectly, any other person, corporation, association, or business entity. Except as described in the 1998 Form 10-K, the Company is not a participant in any joint venture, partnership, or similar arrangement.

          3.4  Affiliate Transactions.  Except as disclosed in the Company's
               ----------------------
Proxy Statement as filed with the SEC on April 6, 1999, the Company is not a party to any transaction or series of transactions or any contract with any officer, director, employee or Affiliate of the Company, in each case, the value of which is in excess of $60,000.

          3.5  No Contravention, Conflict, Breach, Etc.    The execution,
               ----------------------------------------
delivery and performance of this Agreement and each Transaction Document to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or cause the Company to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (i) the Certificate of Incorporation, the By-laws or other organizational document of the Company, (ii) any material Law of any Governmental Authority having jurisdiction over the Company or any of its assets, properties or operations or (iii) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets, properties or operations of the

Company is subject. The consummation of the transactions contemplated by the Transaction Documents including, without limitation, the (i) acquisition by the Purchaser of the Securities pursuant hereto, (ii) conversion of the Preferred Stock into Common Stock as provided for in the Certificate of Designation and/or
(iii) exercise of the Warrants, will not:

               (a) result in any anti-dilution adjustment or change in conversion or exercise ratio or conversion or exercise price or similar adjustment with respect to any outstanding equity or debt securities of the Company; or

               (b) in the Company's belief, result in a change in control of the Company under the License Agreement or otherwise give Sanofi the right to discontinue or terminate the License Agreement.

          3.6  Consents.  No consent, approval, authorization, order,
               --------
registration, filing or qualification of or with any (i) Governmental Authority,
(ii) stock exchange on which the securities of the Company are traded or (iii) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company for the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, except such approvals as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under Section 8 hereof and except consents which are not material to the business or operations of the Company. Shareholder approval is not required to be obtained by the Company for the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby.

          3.7  Capitalization.  Schedule 3.7 sets forth, as of April 30, 1999,
               --------------
(i) the authorized Capital Stock of the Company, (ii) the issued and outstanding Capital Stock of the Company and (iii) in the aggregate, all outstanding options, warrants, conversion privileges or other rights to purchase or otherwise acquire any authorized but unissued or treasury shares of Capital Stock (collectively, "Options") of the Company. No shares of the Company's
                      -------
Preferred Stock, par value $.001 per share (the "Company Preferred Stock"), are
                                                 -----------------------
issued and outstanding as of the date hereof. Since April 30, 1999, the Company has not issued any additional shares of Capital Stock (other than Common Stock issued upon exercise of outstanding Options). Schedule 3.7 sets forth the number of shares of Common Stock reserved for (i) issuance upon exercise of all outstanding Options, (ii) issuance upon conversion of the Preferred

Stock and (iii) issuance upon exercise of the Warrants. Except as set forth in
Schedule 3.7, no other shares of the Company's Capital Stock are reserved for future issuance. The shares of Preferred Stock and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued and paid for in compliance with the provisions of this Agreement, the Certificate of Designation, the Warrants and the Certificate of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable, will not have been issued in violation of the preemptive or similar rights of any Person. The issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws or an exemption therefrom.

               3.8  SEC Documents.
                    -------------

                    (a) The Company has made all filings required to be made with the SEC since November 19, 1996.

                    (b) As of its filing date, each SEC Document filed pursuant to the Exchange Act (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (c) Each final registration statement filed with the SEC, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

               3.9  Financial Statements.  The audited financial statements and
                    --------------------
notes included in the SEC Documents comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved except as noted therein, and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stockholders' equity of the Company at the dates and for the periods presented. Since December 31, 1998, the Company has not incurred any material liabilities other than in the ordinary course of business of the Company, and there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have, a Material Adverse Effect.

               3.10  No Existing Violation, Default, Etc. The Company is not in
                     -----------------------------------
violation (i) of any provision of its Certificate of Incorporation, By-laws or other organizational documents or (ii) of any applicable Law or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. No breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect.

               3.11  Licenses and Permits. The Company has such Licenses as are
                     --------------------
necessary to own, lease or operate its properties and to conduct its businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect, except Licenses the failure of which to have or to be in full force and effect individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company has not received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company is in compliance with its respective obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.

               3.12  Intellectual Property.  There are no patents, patent
                     ---------------------
applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified or resubmitted) owned or licensed by the Company ("Intellectual Property") other
                                                ---------------------
than as disclosed in Schedule 3.12. Except as disclosed in Schedule 3.12: (i) the Company owns or possesses sufficient legal rights to all Intellectual Property and Related Intellectual Property (as defined below in this Section 3.12) necessary for its business as presently conducted without any conflict or infringement of rights of others; (ii) other than the License Agreement, those agreements listed on Schedule 3.18 and those contracts, agreements, and instruments required to be filed as an exhibit to the 1998 Form 10-K, there are no material outstanding options, licenses, or agreements of any kind relating to the Intellectual Property nor is the Company bound by or a party to any material options, licenses, or agreements of any kind with respect to the intellectual property of any other person or entity; (iii) to the Knowledge of the Company, the Company has not infringed upon or otherwise violated the intellectual property rights of any third party; (iv) other than as previously disclosed to the Purchaser in writing, the Company has not received any claim, charge, demand, notice or other communication alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity; (v) other than as previously disclosed to the Purchaser in writing, the Company is unaware of any facts that would form a reasonable basis for an action or claim by others alleging infringement by the Company of Intellectual Property of others; and (vi) all of the Company's Intellectual Property is owned by the Company, free and clear of all liens and encumbrances and held in the Company's name. None of the execution or delivery of this Agreement or any Transaction Documents, or the carrying on of the Company's business by the employees of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument related to the Company's Intellectual Property. The Company has taken all action reasonably necessary and desirable to maintain and protect each item of Intellectual Property owned by the Company. Each employee, officer and director of the Company has executed an agreement regarding inventions and confidentiality substantially in the form or forms delivered to the Purchaser. The Company is unaware of uncited prior art that is more pertinent than the art already of record in the U.S. Patent and Trademark Office in connection with the patents and patent applications of the Company's Intellectual Property.

          As used in this Agreement, the term "Related Intellectual Property"
                                               -----------------------------
means all intellectual property rights and other intangible property rights (other than standard license agreements and other related rights acquired by the Company or under which the Company is the licensee in connection with the Company's use of administrative, ministerial, accounting and financial office automation software and related products) including, without limitation, (i) trademarks, service marks, fictitious or assumed names, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (ii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights; (iii) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, formulae and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and (iv) computer software programs, including, without limitation, all source code, object code, and documentation related thereto.

               3.13  Environmental Matters.  The Company and its operations and
                     ---------------------
properties are and have been in compliance in all material respects with all applicable Environmental Laws, and to the Knowledge of the Company, no material expenditures are or will be required in order to comply with any applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company pursuant to Environmental Laws which could reasonably be expected to result in a material fine, penalty or other obligation, cost or expense. There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company with, or which have given rise to, or will give rise to, material liability to the Company under Environmental Laws.

               3.14  Taxes.  The Company has filed or caused to be filed, or has
                     -----
properly filed extensions for, all material Tax returns that are required to be filed and has paid or caused to be paid all material Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. These returns are true and correct in all material respects. The Company has paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). Schedule 3.14 sets forth the tax year through which United States Federal income tax returns of the Company have been examined and closed. For purposes of this Section 3.14, "Tax" or "Taxes" means any federal,
                                             ---      -----
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

               3.15 Litigation. Other than as disclosed in Schedule 3.15, there
                    ----------
are no actions, suits, proceedings, or investigations pending or, to the Knowledge of the Company, threatened against the Company or its properties before any court or governmental agency (nor, other than as previously disclosed to the Purchaser in writing, to the Knowledge of the Company, is there any basis therefor). The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened against the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any, information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, negotiations by the Company with potential backers of, or investors in, the Company or in connection with any investment agreement, rights agreement, stock purchase agreement, shareholder(s) agreement or similar agreement, arrangement or understanding entered into by the Company. The Company is not a party to, or to the Knowledge of the Company, named in any order, writ, injunction, judgment or decree of any court, government agency, or instrumentality. There is no action, suit or proceeding by the Company currently pending, or that the Company currently intends to initiate.

               3.16 Labor Relations. No (i) grievance or arbitration proceeding
                    ---------------
arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company, threatened against the Company and (ii) strike, labor dispute, slowdown or stoppage has occurred within the past 36 months or is pending or, to the Knowledge of the Company, threatened against the Company. The Company is not a party to any collective bargaining agreement or contract and to the Knowledge of the Company, no union organizing activities are taking place that affect the employees of the Company.

               3.17 Employee Benefits.
                    -----------------

                    (a) Except for the plans described in the SEC Documents filed with the SEC prior to the date of this Agreement and those listed in
Schedule 3.17 (the "Benefit Plans"), there are no employee benefit plans or
                    -------------
arrangements of any type (including, without limitation, plans described in
Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA") under which the Company has or in the future
                         -----
could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any material liability with respect to any current or former employee of the Company or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)) or subject to Title IV of ERISA and, during the previous six years, the Company has not contributed to, or had any obligation to contribute to, any such multiemployer plan or any plan subject to Title IV of ERISA.

                    (b) With respect to each Benefit Plan: (i) such Benefit
Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) no event has occurred and to the Knowledge of the Company, there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits management of the Company reasonably believes the Company could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency", as defined in Code Section 412, has been incurred, whether or not waived; and (v) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and to the Knowledge of the Company, no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

                    (c) The Company has no Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company. No condition exists that would prevent the Company from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company.

                    (d) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award, stock option or restricted security) as a result of the transactions contemplated hereby.

                    (e) All persons classified by the Company as independent contractors satisfy the requirements of applicable law to be so classified and the Company has no obligation to provide benefits to any such person under any Benefit Plan.

               3.18 Contracts. Except as disclosed in Schedule 3.18, all
                    ---------
contracts, agreements, and instruments required to be filed as an exhibit to the 1998 Form 10-K are legal, valid, binding, and in full force and effect, and, to the Knowledge of the Company, are enforceable by the Company in accordance with their respective terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (y) rules of law governing specific performance, injunctive relief or other equitable remedies, and (z) actions or omissions of parties other than the Company; provided, however, that
                                                        --------  -------
the Company has no Knowledge of any such actions or omissions. Except as disclosed in Schedule 3.18, other than (i) those contracts, agreements, and instruments filed as an exhibit to the 1998 Form 10-K and (ii) agreements relating exclusively to the Company's preclinical development activities, the Company has not granted to any Person rights, whether exclusive or nonexclusive, to develop, manufacture, assemble, distribute, market, or sell its (i) pleconaril, (ii) hepatitis C or (ii) respiratory syncytial virus products, and has not granted any rights that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell such products.

               In connection with the License Agreement: (i) no violation, breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists thereunder;
(ii) through the date hereof, Sanofi has selected, with respect to each Product (as defined in the License Agreement) developed by the Company, the option set forth in Section 3.2(b) therein which provides that Sanofi has the right to use all information and data developed by the Company thereunder for applying for Registrations (as defined in the License Agreement) of the Products in the European Union, without joining the Company in the Development Work (as defined in the License Agreement) of the Products in the Territory (as defined in the License Agreement); and (iii) the License Agreement permits the Company to develop all therapeutic applications for diseases caused by picornaviruses which the Company is now developing, including but not limited to viral meningitis and viral respiratory illness. None of the compounds currently in development by the Company for treatment of hepatitis C are subject to any rights of BI under the Research Agreement.

               3.19  No Material Adverse Change. Except as disclosed in Schedule
                     --------------------------
3.19, since December 31, 1998: (i) the Company has not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (iii) there has been no material change in the indebtedness of the Company; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock; (v) the Company has not made (nor does it propose to make) (a) any material change in its accounting methods or practices, (b) any material change in the depreciation or amortization policies or rates adopted by it, in the case of both (a) and (b), except as may be required by law or applicable accounting standards or (c) in a manner inconsistent with the Company's past practice, any grant or award of stock-based compensation or material increase in compensation to any employee or material modification to any such grant or award or any Benefit Plan; and (vi) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               3.20 Insurance.  The Company has in full force and effect (i)
                    ---------
product liability, (ii) fire and (iii) casualty insurance policies, in each case, with financially sound and responsible insurance companies, and with respect to clauses (ii) and (iii) above, with extended coverage, sufficient in amount (subject to reasonable deductions) in respect of its properties that might be damaged or destroyed.

               3.21 Rights Plan.  The Company has not adopted a stockholders
                    -----------
rights plan, poison pill or similar arrangement other than the Rights Plan. The consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the (i) acquisition by the Purchaser of the Securities pursuant hereto, (ii) conversion of the Preferred Stock into Common Stock as provided for in the Certificate of Designation and/or (iii) exercise of the Warrants) will not by itself cause any holder of a Right (as defined in the Rights Plan) to have the right to exercise any such Right in whole or in part.

               3.22  Broker's Fees. Except for any fees payable to Perseus-Soros
                     -------------
Management and as previously disclosed to the Purchaser in writing, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.23  Investment Company.  The Company is not an "investment
                ------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

          3.24  Exemption from Registration; Restrictions on Offer and Sale of
                --------------------------------------------------------------
Same or Similar Securities.  Assuming the representations and warranties of
--------------------------
the Purchaser set forth in Section 4.5 hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Act, or (iii) any action that would require the registration under the Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of shares of its Capital Stock, or any Options, if as a result the offer and sale of the Securities contemplated hereby, or any of them, could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and
                                                                  -----
"sale" have the meanings specified in Section 2(3) of the Act.
-----

      40  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents and warrants to the Company that the following are true and correct as of the Closing Date:

          4.1  Existence and Power.  The Purchaser is a limited partnership
               -------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

          4.2  Power and Authority. The Purchaser has the full power and
               -------------------
authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Purchaser. Each this Agreement and the other Transaction Documents has been duly executed and delivered by the Purchaser and each is a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          4.3  No Contravention, Conflict, Breach, Etc.    The execution,
               ----------------------------------------
delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the partnership agreement or other organizational documents of the Purchaser, (ii) any Law of any Governmental Authority having jurisdiction over the Purchaser, or (iii) any material agreement to which the Purchaser is a party.

          4.4  Consents. No consent, approval, authorization, order,
               --------
registration, filing, or qualification of or with any Governmental Authority or other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Purchaser for the consummation of the transactions contemplated hereby and by the other Transaction Documents.

          4.5  Acquisition for Own Account.  The Securities to be acquired by
               ---------------------------
the Purchaser pursuant to this Agreement and the shares of capital stock issuable under the exercise or conversion of the Securities are being and will be acquired by the Purchaser for its own account and with no intention of distributing or reselling the Securities in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Securities and the shares of capital stock issuable under the exercise or conversion of the Securities under an effective registration statement under the Act, under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. The Purchaser (i) is an "accredited investor," as defined in Regulation D promulgated by the SEC under the Act, (ii) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities and the shares of capital stock issuable under the exercise or conversion of the Securities, and (iii) can bear the economic risk of an investment in the Securities and the shares of capital stock issuable under the exercise or conversion of the Securities and can afford a complete loss of such investment. Neither the Purchaser nor any Affiliate of the Purchaser, including Perseus-Soros Management, has made any offer to any Person to sell or a solicitation of an offer to buy securities of the Company, nor has such party engaged in any form of general solicitation or general advertising in connection with the purchase of securities of the Company hereunder. Notwithstanding the foregoing, nothing contained in this Section 4.5 shall affect or be deemed to modify any representation or warranty made by the Company.

          4.6  Hart-Scott-Rodino.  The Purchaser is its own Ultimate Parent
               -----------------
Entity. As calculated under Section 801.11 of the regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Purchaser has less than $10 million in each of Annual Net Sales and Total Assets. The capitalized terms in this Section 4.6 shall have the meanings ascribed to them in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      50  CERTAIN COVENANTS AND AGREEMENTS.


          5.1  Publicity. From and after the date of this Agreement, except as
               ---------
required by law, regulation or stock exchange requirements, neither (i) the Company or any of its Affiliates nor (ii) the Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company or any of its Affiliates or
(ii) the Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

          5.2  Use of Proceeds.  The proceeds from the sale of Securities
               ---------------
shall be used by the Company for general corporate purposes.

          5.3  Board of Directors.
               ------------------

                    (a) So long as the Purchaser or its Affiliates hold, in the aggregate, at least: (i) 10.0% of the outstanding Common Stock; or (ii) 1.5 million shares of the Common Stock (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing Date), in each case, assuming that the Securities or other rights convertible into or exchangeable or exercisable for shares of the Common Stock have been converted, exchanged or exercised, the Company shall use its best efforts to ensure that the Company's Board of Directors shall consist of at least one Purchaser Director.

                    (b) In connection with the foregoing paragraph, the Purchaser shall be entitled to recommend two candidates to the Company to become members of the Board of Directors, one of whom the Company shall nominate and unanimously recommend to the stockholders to become a member of the Board of Directors (the "Purchaser Director"). A vacancy in the directorship held by the
                ------------------
Purchaser Director shall be filled by the Board of Directors, who shall select one of two candidates recommend by the Purchaser.

                    (c) The Purchaser Director shall not be entitled to any compensation for his or her participation on the Company's Board of Directors other than reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Purchaser Director in connection with the performance of his or her duties. Notwithstanding the foregoing sentence, the Purchaser Director shall be entitled to receive the same consideration paid to other Related Directors in their capacity as members of the Company's Board of Directors.

          5.4  Purchaser Rights.  From and after the Closing Date, so long as
               ----------------
the Purchaser or its Affiliates hold, in the aggregate, at least: (i) 10.0% of the outstanding Common Stock; or (ii) 1.5 million shares of the Common Stock (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing Date), in each case, assuming that the Securities or other rights convertible into or exchangeable or exercisable for shares of the Common Stock have been converted, exchanged or exercised (the "Consultation Period"):
                                                  -------------------

                    (a) The Purchaser shall be able to appoint a non-voting representative to attend meetings of the Board of Directors of the Company, to change the representative so appointed at any time and, upon the resignation or other vacancy of such representative for any reason, to reappoint such a representative. In addition, the Company shall provide the Purchaser with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board of Directors.

                    (b) During the Consultation Period, the Purchaser shall be entitled, from time to time, to make proposals, recommendations and suggestions to the Company relating to the business and affairs of the Company.

                    (c) During the Consultation Period, the Company shall permit the Purchaser at all reasonable times and at the Purchaser's expense, to discuss the Company's business and affairs with its officers and directors.

                    (d) During the Consultation Period, the Company shall permit the Purchaser, at all reasonable times and at the Purchaser's expense, to examine such books, records, documents and other written information in the possession of the Company relating to its affairs as the Purchaser may reasonably request.

                    (e) Anything in this Section 5.4 to the contrary notwithstanding, the rights granted to the Purchaser under this Section 5.4 shall be suspended during any period of time during which the Company's Board of Directors includes at least one Purchaser Director.

          5.5  SEC Filings.  From and after the date of this Agreement, the
               -----------
Company agrees that it will use commercially reasonable efforts to file with the SEC, within the time periods specified in the SEC's rules and regulations, (i) all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, (ii) all current reports required to be filed with the SEC on Form 8-K and (iii) any other information required to be filed with the SEC. Further, the Company agrees that it will, for so long as the Purchaser or its Affiliates continues to hold any Securities, use its best efforts to qualify for use of Form S-3 under the Act.

          5.6  Restrictions on Transfer; Legends.
               ---------------------------------

                         (a) The Purchaser agrees that it will not Transfer any
of the Restricted Securities, except pursuant to an effective registration statement under the Act or an applicable exemption from registration under the Act.

                         (b) So long as the Restricted Securities are not sold
pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Restricted Securities shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:

               "THE [WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE/SHARES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER
                                                   --------------

          ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS VIROPHARMA INCORPORATED RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM ANY REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                    (c) The Company shall, upon the written request of the holder of the Restricted Securities and receipt by the Company of evidence, including an opinion of counsel to the Purchaser that is acceptable to the Company, reasonably satisfactory to it that such legend may be removed, issue certificates for such Restricted Securities that do not bear the legend described in Section 5.6(b).

          5.7  Preemptive Right.  After the date hereof, the Company shall
               -----------------
give prior written notice to the Purchaser of the proposed private placement of any Capital Stock or other equity securities by the Company for cash, other than
(i) issuances pursuant to the Company's equity compensation or stock option plans and (ii) issuances pursuant to the Rights Plan (each a "New Issuance") at
                                                              ------------
a price below $6.20 per share (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing Date). Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the price at which such securities will be issued. By written notice to the Company given within 15 Business Days of being notified of such New Issuance, the Purchaser shall be entitled to purchase all, but not less than all, of the Capital Stock or other securities contemplated by the New Issuance; provided,
                                                                    --------
however, that the Purchaser shall not have any right to purchase securities
-------
pursuant to this Section 5.7 if, prior to a sale of securities to the Purchaser pursuant to this Section 5.7, such securities would be required to be registered under the Act; provided further that if the Purchaser does not timely notify the
               -------- -------
Company of its election to purchase all of the New Issuance on the terms specified in the foregoing notice, or unless the Company or the placement agent for the New Issuance reasonably believes that including the Purchaser in the group of investors for the New Issuance will materially adversely affect the Company's ability to consummate the New Issuance on the terms specified in such notice, then the Purchaser shall be permitted to invest in the New Issuance in such amount to be reasonably determined in good faith by the Company.

     The closing of any purchase pursuant to this Section 5.7 shall be held at the time and place of the closing of, and on the same terms and conditions as, the New Issuance, or at such other time and place as the parties to the transaction may agree.

          5.8  Tax Reporting.  The parties hereto agree and acknowledge that
               -------------
neither party hereto will take the position that the Securities issued pursuant to this Agreement are "Preferred Stock" under Section 305 of the Code and the parties agree to file all tax returns, reports, forms and other such documents ("Tax Returns") accordingly (the "Reporting Agreement"). The parties further
  -----------                     -------------------
agree that neither party shall take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

          5.9  Board of Directors.  As soon as practicable after the date
               ------------------
hereof but no later than May 13, 1999, the Board of Directors shall have appointed a Purchaser Director to the Board of Directors to serve until the Company's 2001 annual meeting.

          5.10 Idemnification Agreement.  Concurrently with the appointment
               -------------------------
of the initial Purchaser Director, and thereafter with respect to future Purchaser Directors, the Company shall enter into an indemnification agreement with any Purchaser Directors, substantially similar in form and content to the indemnification agreements between the Company and any current directors. Such indemnification agreement shall provide that each Purchaser Director will be indemnified against all liabilities and expenses incurred in connection with his services to the Company to the fullest extent permitted by Delaware law.

     60   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

     The representations and warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder. The foregoing notwithstanding, the Company's liability to the Purchaser for breaches of, or inaccuracies in, any of the Company's representations and warranties contained in Section 3 (other than Sections 3.2 (Power and Authority) and 3.7 (Capitalization)), shall expire 24 months following the Closing Date (unless the Purchaser shall have given notice to the Company claiming a breach thereof prior to such date) and there shall be no expiration of the time when a claim may be made by the Purchaser for breach of or any inaccuracy or misrepresentation in Sections 3.2 (Power and Authority), and 3.7 (Capitalization). All statements contained herein or in any certificate, exhibit, schedule or other writing delivered in connection with the transactions contemplated hereby shall be deemed representations and warranties of the respective parties making them.

     70   INDEMNIFICATION.

          Except as otherwise provided in this Section 7, the Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in
                         ------
respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any other Transaction Document.

     Notwithstanding anything to the contrary in this Section 7, the indemnification and contribution provisions of Section 8 shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

     80   REGISTRATION RIGHTS.

     The Company hereby agrees to provide registration rights with respect to the Registrable Securities as set forth below.

          8.1  Securities Subject to this Agreement.
               ------------------------------------

               (a) Registrable Securities.  For the purposes of this Section 8,
                   ----------------------
Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold and otherwise transferred pursuant to Rule 144 under the Act or a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

               (b) Holders of Registrable Securities. A Person is deemed to be a
                   ---------------------------------
holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds a warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Section 8.

          8.2  Demand Registration.
               -------------------

               (a) Request for Demand Registration. At any time after the date
                   -------------------------------
hereof, the holders of 25.0% of the outstanding Registrable Securities (the "Stockholders") may make a written request (the "Demand Notice") for
-------------                                    -------------
registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (a "Demand Registration"); provided, that the Company will not be required to
--------------------    --------
effect more than two Demand Registrations in the aggregate at the request of the holders of Registrable Securities pursuant to this Section 8.2(a); provided,
                                                                   --------
further, that the Company shall not be required to effect more than one
-------
registration pursuant to this section in any six-month period. Notwithstanding the foregoing, the Company shall not be required to effect any Demand Registration unless the anticipated aggregate proceeds to the selling holders would equal or exceed $2,000,000. Upon a request for a Demand Registration, the Company shall use its best efforts to prepare and file with the SEC, as soon as practicable, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Act (or any successor rule or similar provision then in effect) (a "Shelf Registration Statement") registering the
                              ----------------------------
resale from time to time by the Stockholders thereof of their Registrable Securities (the "Demand Shelf Registration"). Within fifteen (15) days after
                 -------------------------
the receipt of the Demand Notice, the Company shall give written notice thereof to all holders holding Registrable Securities and include in such registration all Registrable Securities held by a holder thereof with respect to which the Company has received written requests for inclusion therein at least ten (10) days prior to the filing of the Demand Shelf Registration.

          No Person has been granted registration rights that are inconsistent with the rights to be granted to the Purchaser in this Agreement. Other than the Amended and Restated Investors' Rights Agreement, dated May 31, 1996 (the "Investors' Rights Agreement"), the Company has not entered into any agreement
----------------------------
pursuant to which the Company has granted registration rights. Except those Persons having the right to piggy-back on a Demand Registration pursuant to the Investors' Rights Agreement and disclosed in Schedule 8.2, no Person has the right to piggy-back on a Demand Registration. To the extent any Person has the right to piggy-back on a Demand Registration, the Company shall use its best efforts to promptly obtain a waiver of any such rights. Unless holders of a majority of the Registrable Securities to be included in the Demand Registration consent in writing, no other Person (other than (i) any other holder of Registrable Securities and (ii) any Person disclosed in Schedule 8.2 who has the right to piggy-back on a Demand Registration pursuant to the Investors' Rights Agreement for which the Company has not obtained a waiver of such right after using its best efforts to promptly obtain such waiver), shall be permitted to offer securities under any such Demand Registration.

               (b) Effective Demand Registration.  A registration shall not
                   -----------------------------
constitute a Demand Registration until it has become effective under the Act and remains effective until the earlier of the (i) completion of any offering of securities thereunder and (ii) expiration of the second anniversary (plus any Blackout Period, as defined below) from date on which it first became effective under the Act (unless withdrawn upon the written request of the holders). The Company shall use its best efforts to cause any registration statement filed pursuant to Section 8.2(a) to be declared effective under the Act as soon as practicable (and shall promptly notify in writing the Stockholders once any such registration statement has been declared effective).

               (c) Blackout Periods.  If the Demand Shelf Registration (or any
                   ----------------
Subsequent Shelf Registration, as defined below) is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof (including, without limitation, amend the registration statement concerned in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof), and such Demand Shelf Registration (or any Subsequent Shelf Registration) will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement (or Subsequent Shelf Registration Statement) may legally resume (the "Blackout Period").
                         ---------------

               (d) Subsequent Shelf Registration. Notwithstanding the foregoing
                   -----------------------------
paragraph, if prior to the second anniversary (plus any Blackout Period) from the date the Demand Shelf Registration covering the Registrable Securities has been declared effective under the Act, the Company has failed to obtain the withdrawal of any stop order, injunction or other order suspending the effectiveness within 60 days of such cessation of effectiveness, the Company shall file an additional Shelf Registration covering the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is
    -----------------------------
filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the earlier of the (i) completion of any offering of securities thereunder; (ii) expiration of the second anniversary (plus any Blackout Period, as defined below) from date on which it first became effective under the Act (unless withdrawn upon the written request of the holders); and (iii) date another Subsequent Shelf Registration covering the Registrable Securities has been declared effective under the Act. If the registration required under this
Section 8 is deemed not to have been effected then the Company shall continue to be obligated to effect a registration statement pursuant to this Section 8.

               (e) Underwriting Procedures.  If holders of a majority of the
                   -----------------------
Registrable Securities included in the Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be a nationally recognized investment banking firm selected by the Company with the consent of such holders, which consent will not be unreasonably delayed or withheld (an "Approved Underwriter"). In such event, if the Approved Underwriter advises the
---------------------
Company in writing that in its opinion the aggregate amount of such securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall first reduce (to zero, if necessary) the amount of securities sought to be included therein by the holders of Registrable Securities and, if such reduction is not sufficient, reduce, pro rata the amount of securities to be included by each holder who wishes to participate in the Demand Registration through the exercise of piggy-back registration rights as contemplated by Section 8.2(a). To the extent more than 10.0% of the Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section 8.2 with respect to such Registrable Securities.

               (f) Deferral of Registration. Notwithstanding the foregoing, if,
                   ------------------------
at any time prior to the effective date of the registration statement with respect to a Demand Registration, the Company is: (i) pursuing an underwritten offering of shares of its Capital Stock for its own account, or engaged in or proposes to engage in (A) financing, (B) acquisition of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business) or (C) any disposition of material assets (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction; and (ii) the Board of Directors, using good faith, determines that it would be seriously detrimental to the Company for a registration statement to be filed at such time, the Company may defer the filing of a registration statement with respect to any Demand Registration required by this Section 8.2 until a date not later than 90 days from the date of the Deferral Notice (as defined below) (the "Deferral Period"). If the Board of Directors of the Company makes
             ---------------
such determination, the Company shall give written notice (the "Deferral
                                                                --------
Notice") of such determination to the holders of Registrable Securities;
------
provided, that, the Company may exercise its right to delay a Demand
--------  ----
Registration hereunder only once in any twelve-month period. The Company shall notify the holders of the expiration of the Deferral Period and shall cause the registration statement with respect to the Demand Registration to be filed on the fifth Business Day following the expiration of the Deferral Period (the "Withdrawal Period") (or, if registration on such date is not practicable, as
 -----------------
promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the holders holding a majority of Registrable Securities to be included in any such Demand Registration, by written notice to the Company, withdraws the request made under this Section 8.2, in which case, such request shall not count as one of the Demand Registrations permitted hereunder and the Company shall pay all Registration Expenses in connection with such registration.

               8.3  Holdback Agreements.
                    -------------------

                    (a) Restrictions on Public Sale by Holders of Registrable
                        -----------------------------------------------------
Securities. To the extent not inconsistent with applicable law, the Purchaser
----------
agrees that in connection with a registered public offering of the Company's equity securities, it will not effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 10 Business Days prior to, and during the 30 days beginning on, the effective date of the Company's registration statement (except as part of such registration), if and to the extent reasonably requested by the Company in writing in the case of a non-underwritten public offering or to the extent reasonably requested by the Underwriter in writing in the case of an underwritten public offering.

                    (b) Restrictions on Public Sale by the Company. The Company
                        ------------------------------------------
agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Forms S-4 or S-8 of the Act or any successor or other forms not available for registering equity securities for sale to the public) during the 10 Business Days prior to, and during the 30 day period beginning on the effective date of any registration statement in which the holders of Registrable Securities are participating.

               8.4  Registration Procedures.
                    -----------------------

                    (a) Obligations of the Company. Whenever registration of
                        --------------------------
Registrable Securities has been requested pursuant to Section 8.2 of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as soon as reasonably practicable:

                        (i) prepare and file with the SEC (in any event not later than forty-five (45) days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement, and use its best efforts to cause such registration statement to become effective under the Act; provided, however, that before
                                                  --------  -------
     filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an opportunity to participate
                         ----------------
     in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                        (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                        (iii) furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                    `   (iv)   use reasonable efforts to register or qualify
     such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall
                                      --------  -------
     not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.4(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                        (v) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                        (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                        (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter, if any, selected as provided in Section 8.2) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

                        (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the
                                     ---------
     "Inspectors"), during regular business hours and upon reasonable advance
     -----------
     notice, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be
                                                   -------
     reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                        (ix) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                        (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                        (xi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;

                        (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (including NASDAQ), provided, that the applicable listing requirements are satisfied;

                        (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and
                ----

                        (xiv) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

               (b) Notice to Discontinue.  Each holder of Registrable Securities
                   ---------------------
agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 8.4(a)(vi), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.4(a)(vi) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 8.4(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.4(a)(vi) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 8.4(a)(vi).

               8.5  Registration Expenses.  The Company shall pay all expenses
                    ---------------------
(other than underwriting discounts and commissions) arising from or incident to the Company's performance of, or compliance with, Section 8 of this Agreement, including without limitation, (i) SEC, stock exchange, NASDAQ and NASD registration and filing fees, (ii) all fees and expenses incurred by Company in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification) in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. In connection with each registration hereunder, the Company shall reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees, charges and disbursements of not more than one counsel chosen by the holders of a majority of Registrable Securities being registered in such registration in an amount not to exceed $10,000. All of the expenses described in this Section 8.5 are referred to herein as "Registration Expenses."
                       ---------------------

               8.6  Indemnification; Contribution.
                    -----------------------------

                    (a) Indemnification by the Company. The Company agrees to
                        ------------------------------
indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or a failure by such holder to deliver an updated prospectus that has been filed with the SEC. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) Indemnification by Holders. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Section 8.2 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reasonably request in writing or as may be required by law for use in connection with any such registration statement or prospectus and each holder, by its participation in such registration, agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange
Act) to the same extent as the foregoing indemnity from the Company to the holders of Registrable Securities, but solely with respect to any such information furnished in writing by or on behalf of such holder.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Registration Rights Indemnified Party")
                                   -------------------------------------
agrees to give prompt written notice to the indemnifying party (the "Registration Rights Indemnifying Party") after the receipt by the Registration
 --------------------------------------
Rights Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Registration Rights Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to
                                            --------
notify the Registration Rights Indemnifying Party shall not relieve the Registration Rights Indemnifying Party of any liability that it may have to the Registration Rights Indemnified Party hereunder unless, and only to the extent that, such failure results in the Registration Rights Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Registration Rights Indemnifying Party as above provided, the Registration Rights Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Rights Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Registration Rights Indemnified Party. The Registration Rights Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party agrees to pay the same, (ii) the Registration Rights Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Registration Rights Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Registration Rights Indemnified Party and the Registration Rights Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Registration Rights Indemnified Party which are different from or additional to those available to the Registration Rights Indemnifying Party. No Registration Rights Indemnifying Party shall, without the prior written consent of each Registration Rights Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Registration Rights Indemnified Party from all liability relating thereto. In either of such cases the Registration Rights Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Rights Indemnified Party. No Registration Rights Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               (d) Contribution. If the indemnification provided for in this
                   ------------
Section 8.6 from the Indemnifying Party is applicable by its terms but unavailable to a Registration Rights Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Registration Rights Indemnified Party, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnifying Party and Registration Rights Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Registration Rights Indemnifying Party and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Rights Indemnifying Party or Registration Rights Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.6(a),

8.6(b) and 8.6(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

               8.7  Rule 144. The Company covenants that it shall file any
                    --------
reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder; and that it shall take such further action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 under the Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether the Company has complied with such requirements.

          90   MISCELLANEOUS.

               9.1 Performance; Waiver. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and the holders of 66_% of the Common Stock issued in connection with this Agreement (assuming that the Securities or other rights convertible into or exchangeable or exercisable for shares of the Common Stock have been converted, exchanged or exercised). The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in writing in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or of any other provision.

               9.2  Binding Effect; Successors and Assigns. This Agreement shall
                    --------------------------------------
inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the applicable provisions of this Agreement, the Purchaser may assign any of its rights under this Agreement (or any of the Transaction Documents) to any of its Affiliates, employees, members or partners other than the rights described in Sections 5.3 (Board of Directors) and 5.4 (Purchaser Rights) which may only be assigned to Perseus, LLC, Soros Fund Management LLC or, in each case, to one of their controlled investment funds. The Company may not assign any of its rights under this Agreement (or any of the Transaction Documents), except to a successor-in-interest to the Company, including as a result of a merger, acquisition or reorganization, without the written consent of the Purchaser. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

               9.3  Notices.  All notices or other communications given or made
                    -------
hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

          If to the Company:

               ViroPharma Incorporated
               405 Eagleview Boulevard
               Exton, PA 19341
               Telecopy:  (610) 458-7380
               Attention:  Thomas F. Doyle, Esq.

          with a copies to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103-2921
               Telecopy:  (215) 963-5299
               Attention:  David R. King, Esq.

          If to the Purchaser:

               Perseus-Soros BioPharmaceutical Fund, LP
               c/o Perseus Capital, LLC
               The Army and Navy Club Building
               1627 I Street, N.W., Suite 610
               Washington D.C. 20006
               Telecopy:  (202) 463-6215
               Attention:  Christopher D. Earl, Ph.D.

               and

               Perseus Capital, LLC
               The Army and Navy Club Building
               1627 I Street, N.W., Suite 610
               Washington D.C. 20006
               Telecopy:  (202) 463-6215
               Attention:  Kenneth M. Socha, Esq.

               and

               Soros Fund Management, LLC
               888 Seventh Avenue
               New York, New York 10106
               Telecopy: (212) 262-6300
               Attention:  Michael C. Neus, Esq.

               and

               Soros Fund Management, LLC
               888 Seventh Avenue
               New York, New York 10106
               Telecopy: (212) 262-6300
               Attention: Neal Moszkowski
          with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Telecopy:   (212) 757-3990
               Attention:  Bruce A. Gutenplan, Esq.

or at such other address as a party hereto shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto. Notice given in accordance with this Section 9.3 shall be deemed given and received as of the earlier of (i) actual receipt or (ii) first attempted delivery which is refused (as opposed to being returned for insufficient postage/fee, improper address or like cause). All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified. If any notice, filing, delivery or payment shall be required by the terms hereof to be made on a day that is not a Business Day, such notice, filing, delivery or payment shall be made on the immediately succeeding Business Day.

               9.4  Severability. If any term, provision, covenant or
                    ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the Company and the Purchaser directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

               9.5  Headings; Interpretation.  The index and section headings
                    ------------------------
herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.

                    9.6  Entire Agreement. This Agreement embodies the entire
                         ----------------
agreement between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchaser, or between or among any agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

                    9.7  No Third Party Rights. Except for the indemnified
                         ---------------------
parties, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debtholder of the Company) other than the parties hereto.

                    9.8  Remedies for Breach. The parties agree that in addition
                         -------------------
to any other rights or remedies which may be available at law or equity, the parties shall be entitled to seek specific performance of any post-Closing duty or obligation of any party hereto. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

                    9.9  Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                    9.10 Governing Law. This Agreement shall be governed by and
                         -------------
construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.



                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first set forth above.


                      VIROPHARMA INCORPORATED


                      By:____________________________
                        Name:  Claude H. Nash, Ph.D.
                        Title: President and Chief Executive Officer


                      PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

                      By:  Perseus-Soros Partners, LLC,
                           General Partner

                      By:  Perseus Management, LLC,
                           Member


                      By:____________________________
                        Name:  Frank H. Pearl
                        Title: President and Chairman



                   [SIGNATURE PAGE TO INVESTMENT AGREEMENT]